Exhibit 99.1

Magnera Reports Third Quarter Results – Provides Updated Outlook

Third Quarter Highlights

●	GAAP: Net sales of $839 million, Operating income of $13 million
●	Non-GAAP: Adjusted EBITDA of $91 million
●	Confirming post-merger adjusted free cash flow and Adjusted EBITDA range

Magnera (NYSE: MAGN), a global leader in specialty materials for the consumer products and personal care markets, today reported financial results for its fiscal 2025 third quarter ended June 28, 2025. Curt Begle, Magnera’s CEO, commented: “Reflecting on the third quarter, I am pleased with our progress and what we have achieved in these challenging market conditions.  We are confirming our original free cash flow guidance as well as the range of adjusted EBITDA communicated in our second quarter earnings call.

Looking ahead, we are energized by the value creation opportunities before us. By accelerating revenue through our sales and innovation pipelines, executing our Capacity Optimization and Resource Efficiency program (Project CORE), and delivering on our synergy commitments, we are confident in our ability to drive long-term sustainable growth.

I am incredibly proud of our team’s continued passion, resilience, and accountability. Their unwavering focus on exceeding customer expectations has been instrumental to our success this quarter and reflects the strength of our business.”

Key Financials
	June Quarter		June YTD
GAAP results	2025	2024	2025	2024
Net sales	$839	$556	$2,365	$1,633
Operating income	13	17	(5)	26

	June Quarter		Reported	Comparable(1)	June YTD		Reported	Comparable(1)
Adjusted non-GAAP results	2025	2024	%	%	2025	2024	%	%
Net sales	$839	$556	51%	(5%)	$2,365	$1,633	45%	(4%)
Adjusted EBITDA (1)	91	74	23%	(9%)	264	216	22%	(4%)

(1)
Adjusted non-GAAP results exclude items not considered to be ongoing operations.  In addition, comparable change % normalizes the impacts of foreign currency and the recent merger with GLT.  Further details related to non-GAAP measures and reconciliations can be found under our “Reconciliation of Non-GAAP Financial Measures and Estimates” section or in reconciliation tables in this release.  Dollars in millions

Consolidated Overview

The net sales increase of 51% included revenue from the Glatfelter merger of $320 million which was partially offset by a $7 million decrease in selling prices and a 5% organic volume decline which was attributed to general market softness in Europe and competitive pressures from imports in South America.

The adjusted EBITDA increase of 23% included a contribution from the Glatfelter merger of $23 million partially offset by a $4 million unfavorable impact from the volume decline and an unfavorable impact from price/cost spread of $3 million.

Americas

The net sales increase in the Americas segment included revenue from the Glatfelter merger of $124 million partially offset by decreased selling prices of $8 million, a $9 million unfavorable impact from foreign currency changes and a 6% organic volume decline which was primarily attributed to competitive pressures from imports in South America.

The adjusted EBITDA increase included a contribution from the Glatfelter merger of $10 million partially offset by unfavorable impact from price cost spread of $5 million and a $3 million unfavorable impact from the volume decline.

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Rest of World

The net sales increase in the Rest of World segment included revenue from the Glatfelter merger of $196 million and a $7 million favorable impact from foreign currency changes partially offset by a 3% organic volume decline which was primarily attributed to general market softness in Europe.

The adjusted EBITDA increase included a contribution from the Glatfelter merger of $13 million.

Free Cash Flow and Net Debt

Magnera is committed to strengthening our credit metrics by paying down debt in the near term.

(in millions)	June Quarter	June YTD
Cash flow from operating activities	$-	$7
Pre-merger cash flow from operating activities	-	90
Additions to property, plant and equipment, net	(13)	(52)
Post-merger adjusted free cash flow (1)	$(13)	$45
(1)	Further details related to non-GAAP measures and reconciliations can be found under our “Reconciliation of Non-GAAP Financial Measures and Estimates” section or in reconciliation tables in this release.

(in millions)	June 28, 2025
Term Loan	$781
4.75% First Priority Senior Secured Notes	500
7.25% First Priority Senior Secured Notes	800
Debt discount, deferred fees and other (net)	(82)
Total debt	$1,999
Cash and cash equivalents	276
Total net debt	$1,723
Leverage	3.9	x

Investor Conference Call

The Company will host a conference call today, August 6, 2025, at 10:00 a.m. U.S. Eastern Time to discuss our June 2025 quarter results.  A replay of the webcast will be available via the same link on our website after the completion of the call.

By Telephone
Participants may register for the call here now or any time up to and during the time of the call and will immediately receive the dial-in number and a unique pin to access the call.  While you may register at any time up to and during the time of the call, you are encouraged to join the call 15 minutes prior to the start of the event.

About Magnera

At Magnera Corp, (NYSE: MAGN), our goal is to better the world with possibilities made real.  We do this by continuously co-creating and innovating with our partners, we will develop original material solutions that make a brighter future possible. With a breadth of technologies and a passion for what we create, our solutions will solve end-users’ problems, every day.  For more information, please visit our website.

Non-GAAP Financial Measures and Estimates
This press release includes non-GAAP financial measures including, but not limited to, Adjusted EBITDA, free cash flow, and comparable basis net sales and adjusted EBITDA.  A reconciliation of these non-GAAP financial measures to comparable measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) is set forth at the end of this press release.  Information reconciling forward-looking adjusted EBITDA and adjusted free cash flow are not provided because such information is not available without unreasonable effort due to high variability, complexity, and low visibility with respect to certain items, including debt refinancing activity or other non-comparable items.  These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.

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Forward Looking Statements
Information included or incorporated by reference in Magnera Corporation’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and press releases or other public statements contains or may contain “forward-looking” statements within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such “forward-looking” statements include, but are not limited to, statements with respect to our financial condition, results of operations and business, our expectations or beliefs concerning future events, statements about the benefits of the transaction between Glatfelter Corporation and Berry Global Group, Inc., including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts.  These statements contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “outlook,” “anticipates” or “looking forward” or similar expressions that relate to our strategy, plans, intentions, or expectations.  All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, and financial results or to our expectations regarding future industry trends are forward-looking statements.  In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.  These forward-looking statements are based upon the current beliefs and expectations of the management of Magnera and are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected.  These risks and other risk factors are detailed from time to time in Magnera’s reports filed with the Securities and Exchange Commission (the “SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, including our Form 8-K/A filed on January 31, 2025, and other documents filed with the SEC. These risk factors may not contain all of the material factors that are important to you. New factors may emerge from time to time, and it is not possible to either predict new factors or assess the potential effect of any such new factors. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available as of the date hereof. All forward-looking statements are made only as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Consolidated and Combined Statements of Income (Unaudited)

	Quarterly Period Ended		Three Quarterly Periods Ended
(in millions)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024

Net sales	$839	$556	$2,365	$1,633

Cost of goods sold	749	489	2,116	1,454
Selling, general and administrative	50	26	141	82
Amortization of intangibles	13	12	41	36
Transaction and other activities	14	4	69	18
Corporate expense allocation	-	8	3	17
Operating income (loss)	13	17	(5)	26
Other expense (income)	-	-	26	(1)
Interest expense	37	1	102	3
Income (loss) before income taxes	(24)	16	(133)	24
Income tax (benefit) expense	(6)	(3)	(14)	(1)
Net income (loss)	$(18)	$19	$(119)	$25

Basic and diluted net income per share	$(0.51)	$0.60	$(3.35)	$0.79

Outstanding weighted average shares
Basic and diluted	35.6	31.8	35.5	31.8

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Condensed Consolidated and Combined Statements of Cash Flows (Unaudited)
	Three Quarterly Periods Ended
(in millions)	June 28, 2025	June 29, 2024
Net cash from (used in) operating activities	7	31

Cash flows from investing activities:
Additions to property, plant, and equipment, net	(52)	(56)
Cash acquired from GLT acquisition	37	-
Other investing activities	22	29
Net cash from (used in) investing activities	7	(27)

Cash flows from financing activities:
Proceeds from long-term borrowings	1,556	-
Repayments on long-term borrowings	(434)	(3)
Transfers from (to) Berry, net	34	(8)
Cash distribution to Berry	(1,111)	-
Debt fees and other, net	(17)	-
Net cash from financing activities	28	(11)
Effect of currency translation on cash	4	(2)
Net change in cash and cash equivalents	46	(9)
Cash and cash equivalents at beginning of period	230	185
Cash and cash equivalents at end of period	$276	$176

Condensed Consolidated Balance Sheets (Unaudited)

(in millions of USD)	June 28, 2025	September 28, 2024
Cash and cash equivalents	$276	$230
Accounts receivable	517	359
Inventories	535	259
Other current assets	156	38
Property, plant, and equipment	1,532	949
Goodwill, intangible assets, and other long-term assets	1,096	972
Total assets	$4,112	$2,807
Current liabilities, excluding current debt	576	457
Current and long-term debt	1,999	-
Other long-term liabilities	406	211
Stockholders’ equity	1,131	2,139
Total liabilities and stockholders' equity	$4,112	$2,807

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Reconciliation of Non-GAAP Measures and Estimates
(in millions of dollars)

Reconciliation of Net sales and Adjusted EBITDA on a supplemental comparable basis by segment

	Quarterly Period ended June 28, 2025			Quarterly Period ended June 29, 2024
	Americas	Rest of World	Total	Americas	Rest of World	Total
Net sales	$473	$366	$839	$388	$168	$556
Constant FX rates				(9)	7	(2)
GLT prior year				127	202	329
Comparable net sales (1)(6)	$473	$366	$839	$506	$377	$883

Operating Income	$12	$1	$13	$16	$1	$17
Depreciation and amortization	35	23	58	30	12	42
Transaction, business consolidation and other activities (2)	9	4	13	4	-	4
Impact from hyperinflation	1	-	1	-	-	-
GAAP carve-out allocation (3)	-	-	-	6	2	8
Other non-cash charges (5)	4	2	6	2	-	2
Adjusted EBITDA (1)	$61	$30	$91	$59	$15	$74
Constant FX rates				-	-	-
GLT prior year				11	15	26
Comparable Adjusted EBITDA (1)(6)	$61	$30	$91	$70	$30	$100
% vs. prior year comparable	(13%)	0%	(9%)

	Three Quarterly Periods ended June 28, 2025			Three Quarterly Periods ended June 29, 2024
	Americas	Rest of World	Total	Americas	Rest of World	Total	LTM
Net sales	$1,366	$999	$2,365	$1,111	$522	$1,633
Constant FX rates				(37)	(5)	(42)
GLT prior year				329	539	868
Comparable net sales (1)(6)	$1,366	$999	$2,365	$1,403	$1,056	$2,459

Operating Income	$13	$(18)	$(5)	$33	$(7)	$26	$(172)
Depreciation and amortization	107	62	169	91	39	130	214
Transaction, business consolidation and other activities (2)	43	21	64	10	8	18	75
Impact from hyperinflation	1	-	1	15	-	15	1
Goodwill impairment	-	-	-	-	-	-	172
GAAP carve-out allocation (3)	2	1	3	14	3	17	7
Other non-cash charges (4)(5)	15	17	32	6	4	10	33
Adjusted EBITDA (1)	$181	$83	$264	$169	$47	$216	$330
Constant FX rates				(6)	(1)	(7)
GLT prior year				26	41	67
Comparable Adjusted EBITDA (1)(6)	$181	$83	$264	$189	$87	$276
% vs. prior year comparable	(4%)	(5%)	(4%)
PF GLT Adjusted EBITDA (3)			8			8	33
Synergies and cost reductions							75
PF Adjusted EBITDA							$438

(1)	Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP. Comparable basis measures exclude the impact of currency translation effects and acquisitions. These non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures. Management believes that Adjusted EBITDA and other non-GAAP financial measures are useful to our investors because they allow for a better period-over-period comparison of operating results by removing the impact of items that, in management’s view, do not reflect our core operating performance. We define “Post-merger free cash flow” as cash flow from operating activities, less pre-merger free cash flow, less net additions to property, plant, and equipment. We believe free cash flow is useful to an investor in evaluating our liquidity because free cash flow and similar measures are widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s liquidity. We believe post-merger free cash flow is also useful to an investor in evaluating our liquidity as it can assist in assessing a company’s ability to fund its growth through its generation of cash and as pre-merger cash flow is not indicative of our current structure and operations.

We also use Adjusted EBITDA and comparable basis measures, among other measures, to evaluate management performance and in determining performance-based compensation. Adjusted EBITDA is a measure widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s performance. We also believe these measures are useful to an investor in evaluating our performance without regard to revenue and expense recognition, which can vary depending upon accounting methods.

(2)	Includes restructuring, business optimization and other charges and YTD balance also includes $19 million of transaction compensation
(3)	Consists of estimated parent-allocated charges for the period prior to merger which is required by GAAP as part of the carve-out financial statement process.
(4)	Includes a $12 million inventory step-up charge related to GLT merger YTD and other non-cash charges.
(5)	Includes stock compensation expense and equipment disposals
(6)	The prior year comparable basis change excludes the impacts of foreign currency and acquisition/mergers.

IR Contact Information
Robert Weilminster
EVP, Investor Relations
IR@magnera.com

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